Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-1

(Form Type)

SunCar Technology Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Class A Ordinary Share, $0.0001 par value per share	457(c)	15,339,951	(1)(5)	$8.695	(3)	$133,380,873.945	0.0001102	$14,698.57
	Equity	Class A Ordinary Share, $0.0001 par value per share	457(c)	2,173,657	(2)(5)	$6.01605	(4)	$13,076,829.19	0.0001476	$1,930.14

	Total Offering Amounts							$146,457,703.14		$16,628.71
	Total Fees Previously Paid							-		$14,698.57
	Total Fee Offsets							-		-
	Net Fee Due							$1,930.14		$1,930.14

(1)	Includes 2,839,951 Class A Ordinary Shares that may be issued upon the exercise of outstanding warrants and 12,500,000 that may be issued pursuant to the Share Purchase Agreement, dated November 4, 2022, that the Registrant entered into with GEM Yield Bahamas Ltd. and GEM Global Yield LLC SCS

(2)	Includes 2,173,657 Class A Ordinary Shares currently held by a shareholder of the Registrant.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A Ordinary Share on July 14, 2023, as reported on the Nasdaq.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A Ordinary Share on November 14, 2023, as reported on the Nasdaq.

(5)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s Class A Ordinary Share, in order to prevent dilution, the number of Class A Ordinary Shares registered hereby shall be automatically increased to cover the additional Class A Ordinary Shares in accordance with Rule 416(a) under the Securities Act.